PRO FORMA CONDENSED BALANCE SHEET (Unaudited)

	December 31, 2006
		Adjustments
	As Reported	DR (CR)	Pro Forma
ASSETS
Current assets
Cash	$1,740,327	$4,399,980	$6,140,307
Restricted cash	161,609		161,609
Accounts receivable, net	1,636,722		1,636,722
Inventory	1,334,126		1,334,126
Prepaid expenses and other	343,898		343,898
Total current assets	5,216,682		9,616,662
Property and equipment, net	873,344		873,344
Other assets, net	59,134		59,134
Total Assets	$6,149,160		$10,549,140
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,534,410		$1,534,410
Accrued expenses	1,255,888		1,255,888
Deferred rent	22,039		22,039
Convertible debentures, net of discounts	840,000		840,000
Total current liabilities	3,652,337		3,652,337
Stockholders’ equity
Common stock	9,607	(833)	10,440
Additional paid-in capital	30,282,821	(4,399,147)	34,681,968
Accumulated deficit	(27,795,605)		(27,795,605)
Total Stockholders' Equity	2,496,823		6,896,803
Total Liabilities and Stockholders' Equity	$6,149,160	$-	$10,549,140